                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                       EXCHANGE ACT OF 1934, AS AMENDED.

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                     STARMEDIA NETWORK, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                     STARMEDIA NETWORK, INC.
      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials:
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            STARMEDIA NETWORK, INC.
                                75 VARICK STREET
                            NEW YORK, NEW YORK 10013
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 2001

TO THE STOCKHOLDERS OF STARMEDIA NETWORK, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of StarMedia Network, Inc., a Delaware corporation (the "Company" or "StarMedia"), will be held on June 8, 2001, at 1:00 p.m. at the Tribeca Grand Hotel, 2 Avenue of the Americas, New York, New York, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

        1. To elect two directors to serve for three-year terms ending at the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

        2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

        3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on April 16, 2001, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters of the Company at the address listed above.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Fernando J. Espuelas

                                          CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD

New York, New York
May 1, 2001

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            STARMEDIA NETWORK, INC.

                                75 VARICK STREET
                            NEW YORK, NEW YORK 10013

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2001

    This Proxy Statement is furnished to stockholders of record of StarMedia Network, Inc. by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders to be held on June 8, 2001. The Annual Meeting will be held at 1:00 p.m. at the Tribeca Grand Hotel, 2 Avenue of the Americas, New York, New York. This proxy statement and the accompanying proxy card and 2000 Annual Report are being mailed to stockholders of record on or about May 1, 2001.

                QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
                             AND THE ANNUAL MEETING

Q: WHY AM I RECEIVING THESE MATERIALS?

A: The Board is providing these proxy materials for you in connection with the Annual Meeting, which will take place on June 8, 2001. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and our most highly paid officers, and certain other required information. Our 2000 Annual Report, including our full 2000 Fiscal Year consolidated financial statements, are also enclosed.

Q: WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A: There are 2 proposals scheduled to be voted on at the meeting, including:

    - The election of directors; and

    - The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

Q: WHAT IS THE COMPANY'S VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the approval of the appointment of Ernst & Young LLP as the Company's independent auditors.

Q: WHAT SHARES CAN I VOTE?

A: All shares owned by you as of the close of business on April 16, 2001, the Record Date, may be voted by you. These shares include (1) shares held directly in your name as the "Stockholder Of Record," including shares purchased through the Company's Employee Stock Purchase Plan, and
    (2) shares held for you as the "Beneficial Owner" through a stockbroker or bank or shares purchased through the Company's 401(k) plan.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND
    AS A BENEFICIAL OWNER?

A: Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

    STOCKHOLDER OF RECORD

    If your shares are registered directly in your name with our transfer agent, American Stock Transfer Trust Company, you are considered, with respect to those shares, the "Stockholder Of Record," and these proxy materials are being sent directly to you by the Company. As the "Stockholder Of Record," you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting. The Company has enclosed or sent a proxy card for you to use.

    BENEFICIAL OWNER

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "Beneficial Owner" of shares held "In Street Name," and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the "Stockholder Of Record." As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the "Stockholder Of Record," you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q: HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the "Stockholder Of Record" may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

    Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q: HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

    BY TELEPHONE--If you live in the United States or Canada, you may submit your proxy by following the "Vote by Telephone or Internet" instructions on the proxy card.

    BY INTERNET--If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Telephone or Internet" instructions on the proxy card.

    BY MAIL--You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?"

Q: CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q: HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the ratification of Ernst & Young LLP as the Company's independent auditors, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted "FOR" each of the nominees to the Board and "FOR" the approval of the appointment of Ernst & Young LLP as the Company's independent auditors, in accordance with the recommendations of the Board.

Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election of directors, the two persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a "Beneficial Owner" and do not provide the "Stockholder Of Record" with voting instructions, your shares may constitute Broker Non-Votes, as described in "WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?" below. In tabulating the voting result for any particular proposal, shares that constitute Broker Non-Votes are not considered entitled to vote on that proposal.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
    CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?

A: To request admission tickets to the Annual Meeting, please contact Amy Carpi, Manager of the Company's Investor Relations Department at our headquarters (75 Varick Street, New York, New York 10013). If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on April 16, 2001 and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of April 16, 2001.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the fiscal quarter ending on June 30, 2001.

Q: WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Fernando J. Espuelas, Chief Executive Officer and Jack C. Chen, President will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q: HOW MANY SHARES ARE ENTITLED TO BE VOTED?

A: As of the close of business on April 16, 2001, the Record Date, we had approximately 68,030,224 shares of common stock issued and outstanding. Each share of our common stock is entitled to one vote per share.

Q: WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares present in person or represented by proxy and entitled to be voted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions also are counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q: IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF DIRECTORS?

A: No. There is no cumulative voting in the election of directors.

Q: WHO WILL COUNT THE VOTES?

A: The Manager of our Investor Relations Department will tabulate the votes and act as the inspector of election.

Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We may consider retaining a proxy solicitation firm. In the event that we choose to retain such a firm, we will bear all of their fees, costs and expenses.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF
    STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations. In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year's Annual Meeting, the written proposal must be received by the Company no later than January 1, 2002. Such proposals also will need to comply with Securities and Exchange Commission (the "SEC") regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year's Annual Meeting (including nominations for director candidates), written notice must be received by the Secretary of the Company no later than March 10, 2002 but no earlier than February 8, 2002 and shall contain such information as required under our Bylaws. You may contact the Secretary of the Company at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

    The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of seven persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2004 annual meeting of stockholders or until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of seven persons, with two classes consisting of two directors each and the third class consisting of three directors.

    The two nominees for election have agreed to serve if elected and management has no reason to believe that such nominees will be unavailable to serve. In the event that one or both of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

INFORMATION REGARDING NOMINEES FOR TERM ENDING UPON THE 2004 ANNUAL MEETING OF
  STOCKHOLDERS

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees has been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation for the last five years.

    MARIE-JOSEE KRAVIS, 51, has been a director of StarMedia since
December 1999. Since 1994, Mrs. Kravis has been a Senior Fellow of the Hudson Institute Inc. Prior to that time and since 1978, she served as the Executive Director of the Hudson Institute of Canada. Mrs. Kravis is a member of the Boards of Directors of Ford Motor Company, Canadian Imperial Bank of Commerce, Hasbro Inc., Hollinger International, Inc., Vivendi Universal, and USA Networks Inc. Mrs. Kravis received an M.A. in Economics from the Universite du Quebec and a B.A. from the Universite d'Ottawa.

    FREDERICK R. WILSON, 39, has been a director of StarMedia since July 1997. Mr. Wilson is currently Managing Member of Flatiron Partners, a venture capital firm focused on early-stage, Internet-focused investments, as well as the Flatiron Fund 1998/99, Flatiron Fund, Flatiron Fund 2000, Flatiron Associates and is a general partner in F.J. Wilson Partners. Prior to founding Flatiron Partners, Mr. Wilson was associated with Euclid Partners from 1986 to 1996.
Mr. Wilson is the Chairman of the Board of Directors of TheStreet.com and is a member of the Board of Directors of ITXC Corporation and a number of privately held companies. He received an M.B.A. from The Wharton School of Business at The University of Pennsylvania and a S.B. from the Massachusetts Institute of Technology.

    Unless marked to the contrary, proxies received will be voted FOR the election of Marie-Josee Kravis and Frederick R. Wilson as directors to serve until the 2004 annual meeting of stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF MARIE-JOSEE KRAVIS AND FREDERICK R. WILSON AS DIRECTORS TO SERVE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS.

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each director who is not a nominee for election at the Annual Meeting has been furnished to the Company by such directors.

    INFORMATION REGARDING CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2002 ANNUAL MEETING OF STOCKHOLDERS

    FERNANDO J. ESPUELAS, 34, is a founder of StarMedia and has been Chairman of the Board and Chief Executive Officer since September 1996. Prior to founding StarMedia, Mr. Espuelas was employed in various positions at AT&T from 1994 to 1996, most recently as Managing Director of Marketing Communications for the Americas. From 1991 to 1994, Mr. Espuelas was employed in various positions at Ogilvy & Mather, an international advertising firm, most recently as Regional Account Director for Latin America. Prior to his employment at Ogilvy & Mather, Mr. Espuelas worked at other major advertising agencies, including Lowe & Partners and Wunderman Worldwide. He received a B.A. with Distinction from Connecticut College. Mr. Espuelas is a native of Uruguay.

    GERARDO M. ROSENKRANZ, 50, has been a director of StarMedia since
November 1996. Mr. Rosenkranz is a private investor and founder and Chief Executive Officer of Ventech International, Inc. Ventech provides consulting services to telecommunications and information technology companies. Prior to establishing Ventech in 1987, Mr. Rosenkranz served for 10 years at Sprint International (formerly GTE Telenet), where he held senior executive positions in management, business development and sales. Mr. Rosenkranz received B.S., M.S. and Engineer Degrees in Electrical Engineering from Stanford University. He was born and raised in Mexico City, Mexico.

    SUSAN L. SEGAL, 48, has been a director of StarMedia since July 1997.
Ms. Segal has served as General Partner of J.P. Morgan Partners since 1996 and was the Latin American Group Head from December 1996 until January 2001. From 1992 to 1996, Ms. Segal was a Senior Managing Director at Chase Securities Inc. responsible for Emerging Markets Investment Banking. She has more than 20 years of experience in emerging markets, particularly Latin America, where her responsibilities have included trading, capital markets and sovereign debt rescheduling. Ms. Segal is a member of the Council on Foreign Relations and the Advisory Board of the Council of the Americas. Ms. Segal received an M.B.A. from Columbia University and a B.A. from Sarah Lawrence College.

    INFORMATION REGARDING CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

    JACK C. CHEN, 34, is a founder of StarMedia and has been President and a director since March 1996. Mr. Chen had previously worked in investment banking and investment management at Goldman, Sachs & Co. and CS First Boston. Mr. Chen received an M.B.A. from Harvard Business School and a B.A., Magna Cum Laude, in Computer Science from Harvard University.

    DOUGLAS M. KARP, 45, has been a director of StarMedia since September 1998. Mr. Karp has served as the managing partner of Pacific Partners LLC, a private equity and advisory firm since August 2000. Prior to joining, Pacific Partners, he was a Managing Director and a member of the Operating Committee of E.M. Warburg, Pincus & Co., LLC from 1991 to 2000. Prior to joining Warburg, Pincus, he was a Managing Director of Mergers and Acquisitions at Salomon Brothers Inc. from 1989 to 1991 and a manager with the Boston Consulting Group and founder of its New York office. Mr. Karp is a member of the Boards of Directors of the Journal Register Company and Primus Telecommunications Group. Mr. Karp received a B.A. from Yale University and a J.D. from Harvard Law School.

                  PROPOSAL TWO: INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants, as auditors of the Company, to serve for the year ending December 31, 2001, subject to the ratification of such appointment by the stockholders at the Annual Meeting. The affirmative vote of a majority of the Company's outstanding common stock present in person or by proxy is required to ratify the appointment of the auditors.

    In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders.

    Fees billed to the Company by Ernst & Young LLP during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"):

    AUDIT FEES: Audit fees billed to the Company by Ernst & Young LLP during the 2000 Fiscal Year for review of the Company's annual financial statements on Form 10-K and the financial statements included in the Company's quarterly reports on Form 10-Q totaled $369,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: There were no financial information systems design and implementation fees billed to the Company by Ernst & Young LLP during the 2000 Fiscal Year.

    ALL OTHER FEES: Fees billed to the Company by Ernst & Young LLP during the Company's 2000 Fiscal Year for all other non-audit services rendered to the company totaled $696,000 including audit related services of $260,000, and non-audit services of $436,000. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements..

    Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of Ernst & Young LLP to serve as the Company's auditors for the year ending December 31, 2001. A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTANTS, AS THE COMPANY'S AUDITORS.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors has an Audit Committee, a Compensation Committee and a Business Development Committee.

    The Audit Committee currently consists of two directors, Messrs. Wilson and Karp. The Board of Directors has determined that all members of the Audit Committee meet the independence standards of the Nasdaq National Market. The Audit Committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The Audit Committee held one meeting during the 2000 Fiscal Year. The Board of Directors has adopted and approved a written charter which governs the Audit Committee attached as Exhibit A hereto. In order to comply with the rules and regulations of the National Association of Securities Dealers, the Board of Directors will appoint an additional member to the Audit Committee on or before June 14, 2001, who will comply with the independence and financial literacy requirements of the Nasdaq National Market.

    The Compensation Committee currently consists of two directors, Messrs. Rosenkranz and Wilson. The Compensation Committee reviews and makes recommendations to the Board regarding our compensation policies and all forms of compensation to be provided to our executive officers and directors. In addition, the Compensation Committee reviews the policies underlying bonus and stock compensation arrangements for all of our other employees. The Compensation Committee held 10 meetings during the 2000 Fiscal Year.

    The Business Development Committee currently consists of two directors, Ms. Segal and Mr. Rosenkranz. The Business Development Committee is authorized to, among other things, review and approve the terms of mergers and acquisitions and to issue shares of capital stock of the Company in one or more series, and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions of those shares. The Business Development Committee held one meeting during the 2000 Fiscal Year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Except for the transactions described under the caption "Related Party Transactions," no interlocking relationships exist between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was an officer or employee of the Company at any time during Fiscal Year 2000. No executive officer or director of the Company serves on the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During Fiscal Year 2000, the Board of Directors held 14 meetings and did not act by unanimous written consent. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which that director served during the 2000 Fiscal Year.

COMPLIANCE WITH REPORTING REQUIREMENTS

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates. The Company believes that all directors, executives officers and beneficial owners of more than ten percent of its common stock were in compliance with all such filing requirements in the 2000 Fiscal Year with the following exceptions: (1) certain exercises of stock options by Mr. Justin Macedonia, Senior Vice President and General Counsel, in January 2000 and August 2000 were reported on a Form 5 filed on his behalf on February 14, 2001 and (2) the sale of certain shares owned by Ms. Tracy Leeds, Senior Vice President, Corporate Development, in August 2000 was reported on a Form 4 filed on her behalf on September 12, 2000.

DIRECTOR COMPENSATION

    Directors currently do not receive a stated salary from the Company for their service as members of the Board of Directors, although by resolution of the Board, they may receive a fixed sum and reimbursement for expenses in connection with their attendance at Board and committee meetings. We currently do not provide additional compensation for committee participation or special assignments of the Board of Directors. Our Directors are granted options to purchase shares of common stock each fiscal year. During the 2000 Fiscal Year, our non-management directors received grants of options to purchase a total of 405,000 shares of common stock and our management directors received grants of options to purchase a total of 2,000,000 shares of common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information with respect to beneficial ownership of our common stock as of April 1, 2001 by:

    - each person known by us to beneficially own more than 5% of our common stock;

    - our Chief Executive Officer and each of our four most highly compensated executive officers, other than the Chief Executive Officer, whose salary and bonus for the 2000 Fiscal Year exceeded $100,000;

    - each of our directors; and

    - all of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o StarMedia Network, Inc., 75 Varick Street, New York, New York 10013. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of April 1, 2001, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 68,030,224 shares of common stock outstanding as at April 1, 2001.

                                                       SHARES BENEFICIALLY OWNED
                                                       -------------------------
NAME OF BENEFICIAL OWNER                                 NUMBER        PERCENT
------------------------                               -----------   -----------
Fernando J. Espuelas (1).............................   8,000,000          11.2
Jack C. Chen (2).....................................   8,040,000          11.2
Justin K. Macedonia (3)..............................     171,077             *
Francisco Loureiro (4)...............................     559,982             *
Luis Mario Bilenky (5)...............................          --            --
Douglas M. Karp (6)..................................      60,000             *
Marie-Josee Kravis (7)...............................   2,174,783           3.2
Gerardo M. Rosenkranz (8)............................     730,053           1.1
Susan L. Segal (9)...................................  11,823,333          17.4
Frederick R. Wilson (10).............................     839,438           1.2
J.P. Morgan Partners (SBIC), L.L.C (11)..............  11,738,333          17.3
Warburg, Pincus Equity Partners, L.P. (12)...........   1,692,709           2.5
Warburg, Pincus Ventures International, L.P. (12)....   1,692,708           2.5
All directors and executive officers as a group (10
  persons)...........................................  32,398,666          42.6

------------------------

*   Indicates less than one percent of the common stock.

(1) Includes (a) 3,437,500 shares issuable upon the exercise of currently exercisable stock options and (b) 160,614 shares held by a trust, of which Mr. Chen and the spouse of Mr. Espuelas are trustees.

(2) Includes (a) 3,437,500 shares issuable upon the exercise of currently exercisable stock options and (b) an aggregate of 2,742,632 shares held by Mr. Chen's spouse and various trusts for which Mr. Chen is trustee.

(3) Includes options to purchase 159,100 shares of common stock that are immediately exercisable.

(4) Comprised of options to purchase 559,982 shares of common stock that are immediately exercisable.

(5) Employment with the Company was terminated in September 2000. All options that were owned by him were canceled in September 2000. He did not own any shares of common stock while employed with the Company.

(6) Includes options to purchase 60,000 shares of common stock that are immediately exercisable.

(7) 2,022,916 shares indicated as owned by Mrs. Kravis are included because they are owned by her spouse. 126,867 shares indicated as owned by Mrs. Kravis are included because they are owned by the HRK 98 Trust. Includes options to purchase 25,000 shares of common stock that are immediately exercisable

(8) Consists of (a) 532,831 shares owned by Mr. Rosenkranz, (b) 43,055 shares owned by a trust, of which Mr. Rosenkranz is managing trustee, (c) 24,167 shares owned by a company controlled by Mr. Rosenkranz and (d) options to purchase 130,000 shares of common stock that are immediately exercisable. Mr. Rosenkranz's address is c/o Ventech International, Inc., 60 Arch Street, Greenwich, CT 06830.

(9) Consists of (a) options to purchase 85,000 shares of common stock that are immediately exercisable and (b) 11,738,333 shares indicated as owned by Ms. Segal are included because of Ms. Segal's affiliation with J.P. Morgan Partners (SBIC), L.L.C., of which J.P. Morgan Partners is the general partner. A portion of the beneficial ownership of the shares owned by J.P. Morgan may be deemed attributable to Ms. Segal because Ms. Segal is a general partner of J.P. Morgan Partners. The actual pro rata portion of this beneficial ownership cannot be readily determined because it is subject to several variables, including the rate of return of J.P. Morgan Partners
    (SBIC), L.L.C. and vesting. Ms. Segal's address is c/o J.P. Morgan Partners
    (SBIC), L.L.C., 1221 Avenue of the Americas, New York, NY 10020.

(10) Includes (a) 50,000 shares owned by the Flatiron Fund, LLC, (b) 208,739 shares owned by the Flatiron Fund 1998/99, LLC which are controlled by Mr. Wilson, (c) 118,294 shares owned by The Frederick R. Wilson 1999 Irrevocable Trust (d) 357,405 shares held directly and (e) options to purchase 105,000 shares of common stock that are immediately exercisable. Mr. Wilson's address is c/o Flatiron Partners, 257 Park Avenue South, 12th Floor, New York, NY 10010.

(11) The address of J.P. Morgan Partners (SBIC), L.L.C. is 1221 Avenue of the Americas, New York, NY 10020.

(12) The Warburg, Pincus stockholders are comprised of Warburg, Pincus Equity Partners, L.P., including three related limited partnerships, and Warburg, Pincus Ventures International, L.P. Warburg, Pincus & Co. is the sole general partner of each of these entities. The Warburg, Pincus stockholders are each managed by E.M. Warburg, Pincus & Co., LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC, and may be deemed to control both entities. The address of the Warburg, Pincus entities is 466 Lexington Avenue, New York, NY 10017.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                               EXECUTIVE OFFICERS

    The following individuals were serving as executive officers of the Company on April 1, 2001:

NAME                                       AGE                    POSITION WITH THE COMPANY
----                                     --------   -----------------------------------------------------
Fernando J. Espuelas...................     34      Chairman of the Board of Directors and Chief
                                                    Executive Officer
Jack C. Chen...........................     34      President and Director
Steven J. Heller.......................     35      Chief Financial Officer
Adriana J. Kampfner....................     28      President, StarMedia de Mexico and Senior Vice
                                                    President, Global Sales
Francisco A. Loureiro..................     49      Chief Operating Officer
Justin K. Macedonia....................     42      Senior Vice President, General Counsel and Corporate
                                                    Secretary

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    STEVEN J. HELLER has been the Chief Financial Officer of StarMedia since
May 1999. Prior to that, he served as StarMedia's Vice President, Finance and Administration since October 1997. From 1995 to 1997, Mr. Heller was Director, Finance and Administration, and Treasurer at Evolve Software, Inc., a software firm based in San Francisco. Prior to that, Mr. Heller was Managing Director of Entrepreneurial Accounting Resources, a firm he founded in 1991 that provided finance and accounting consulting services to high technology and media companies. Mr. Heller served in the San Francisco office of Coopers & Lybrand in the Emerging Business Services division of the Business Assurance Group from 1987 to 1991. He received a B.S. from The American University.

    ADRIANA J. KAMPFNER is President of StarMedia de Mexico and Senior Vice President of Global Sales. Ms. Kampfner has worked at StarMedia since
August 1997. Prior to her current position, Ms. Kampfner was StarMedia's Vice President, General Manager, Mexico and StarMedia's Director of Sales, North America, responsible for initiating relationships with key domestic and international clients. Before joining StarMedia, Ms. Kampfner was a Senior Financial Analyst at Chase Securities Inc. from 1996 to 1997.

    FRANCISCO A. LOUREIRO joined StarMedia in January 2000 and officially became our Chief Operating Officer in September 2000. Prior to joining StarMedia, from May 1999 to December 1999, Mr. Loureiro served as President of AOL Brazil. Before joining AOL Brasil, Mr. Loureiro was Chief Executive Officer of Global Telecom, a mobile communications service provider in Brazil from April 1998 to April 1999. From February 1996 to March 1998, Mr. Loureiro also served as President and General Manager of the Southern Cone for Global One, a telecommunications service joint venture between Sprint, Deutsche Telekom and France Telecom. Prior to that, Mr. Loureiro was the General Manager in Brazil of Sprint International from June 1992 to February 1996, where he oversaw the development of Sprint Brazil from its start-up in 1992.

    JUSTIN K. MACEDONIA joined StarMedia as its Senior Vice President, General Counsel and Corporate Secretary in April 1999. Prior to joining StarMedia,
Mr. Macedonia was employed by the law firm of Pillsbury Winthrop LLP from 1994 until 1999, most recently in the position of Counsel. He is a member of the Bar of the State of New York. Mr. Macedonia received a J.D. from Harvard Law School and a B.A. from Fordham College.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid for each of the three years ended December 31, 1998, 1999 and 2000, respectively, to our Chief Executive Officer and to each of our four most highly compensated executive officers, other than our Chief Executive Officer, whose salary and bonus for such fiscal year exceeded $100,000.

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                        ---------------
                                                              ANNUAL COMPENSATION(1)      SECURITIES
                                                              -----------------------     UNDERLYING
                                                              SALARY($)    BONUS($)     OPTIONS/SARS(#)
                                                              ---------   -----------   ---------------
Fernando J. Espuelas.............................    2000     $165,000    $  300,000        1,000,000
  Chairman of the Board                              1999      150,000       300,000        1,000,000
  and Chief Executive Officer                        1998      152,084       250,000        1,750,000

Jack C. Chen.....................................    2000     $165,000    $  300,000        1,000,000
  President                                          1999      150,000       300,000        1,000,000
                                                     1998      152,084       250,000        1,750,000

Justin K. Macedonia (2)..........................    2000     $223,750    $  115,000          400,000
  Senior Vice President, General                     1999      150,000        75,000          275,000
  Counsel, Corporate Secretary                       1998           --            --               --

Francisco A. Loureiro (3)........................    2000     $ 79,167    $  608,333        1,200,000
  Chief Operating Officer                            1999           --            --               --
                                                     1998           --            --               --

Luis Mario Bilenky (4)...........................    2000     $227,949    $1,126,138          750,000
                                                     1999           --            --               --
                                                     1998           --            --               --

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, compensation in the form of perquisites and other personal benefits has been omitted for our Chief Executive Officer and for each of our four most highly compensated executive officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for our Chief Executive Officer and for each of our four most highly compensated executive officers, other than the Chief Executive Officer, in 2000.

(2) Mr. Macedonia joined the Company in April 1999.

(3) Mr. Loureiro joined the Company in January 2000.

(4) Mr. Bilenky joined the Company in January 2000. His employment with the Company was terminated in September 2000.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth grants of stock options for the year ended December 31, 2000 to our Chief Executive Officer and our four most highly compensated executive officers, other than our Chief Executive Officer, whose salary and bonus exceeded $100,000. We have never granted any stock appreciation rights. The potential realizable value is calculated based on the term of the option at the time of grant. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The percentage of total options granted to employees in 2000 is based on options to purchase an aggregate of 16,340,050 shares of common stock granted during 2000 under our 1998 Plan and 2000 Plan to our employees, consultants and directors.

                                OPTION GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS
                               -----------------------------------------------------
                                             PERCENT OF                                POTENTIAL REALIZABLE VALUE
                               NUMBER OF    TOTAL OPTIONS                              AT ASSUMED ANNUAL RATES OF
                               SECURITIES    GRANTED TO      EXERCISE                   STOCK PRICE APPRECIATION
                               UNDERLYING     EMPLOYEES        PRICE                         FOR OPTION TERM
                                OPTIONS       IN FISCAL      PER SHARE    EXPIRATION   ---------------------------
NAME                            GRANTED        YEAR(%)       ($/SHARE)       DATE           5%            10%
----                           ----------   -------------   -----------   ----------   ------------   ------------
Fernando J. Espuelas.........  1,000,000        6.12%         $ 3.00       12/15/10    $ 1,887,000    $ 4,782,000
Jack C. Chen.................  1,000,000        6.12%           3.00       12/15/10      1,887,000      4,782,000
Justin K. Macedonia..........    300,000        1.83%           3.13       12/01/10        590,631      1,496,766
                                 100,000        0.61%          30.25       01/31/10      1,902,725      4,821,850
Francisco A. Loureiro........    720,000        4.40%          30.25       01/31/10     13,699,620     34,717,320
                                 480,000        2.94%           4.88       10/19/10      1,473,370      3,733,785
Luis Mario Bilenky (1).......    750,000        4.59%          30.25       10/14/00     14,270,438     36,163,875

------------------------
(1) All 750,000 of Mr. Bilenky's options were canceled in September 2000, when his employment with the Company was terminated.

FISCAL YEAR-END OPTION VALUES

    The following table provides information about stock options held as of December 31, 2000 by our Chief Executive Officer and our four most highly compensated executive officers, other than our Chief Executive Officer, whose salary and bonus for the year exceeded $100,000. The value of unexercised in-the-money options at fiscal year-end is based on the market price of $1.89 per share, which was the average of the high and low selling price per share of the Company's common stock on the Nasdaq National Stock Market on the last trading day of the 2000 Fiscal Year, less the exercise price payable for such shares.

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                   NUMBER                              OPTIONS                IN-THE-MONEY OPTIONS
                                  OF SHARES                     AT FISCAL YEAR-END(#)        AT FISCAL YEAR END ($)
                                  ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                             ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   -----------   -----------   -------------   -----------   -------------
Fernando J. Espuelas...........         --            --      3,437,500       250,000      $1,589,375            --

Jack C. Chen...................         --            --      3,437,500       250,000       1,589,375            --

Justin K. Macedonia............     33,510      $960,062
                                    20,000       170,500        235,378       386,112          56,982            --

Francisco A. Loureiro..........         --            --        319,992       880,008              --            --

Luis Mario Bilenky.............         --            --             --            --              --            --

------------------------

(1) Equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.

EMPLOYMENT CONTRACTS

    In December 2000, we entered into executive employment agreements with the following executive officers: (i) Fernando J. Espuelas, our Chairman and Chief Executive Officer; (ii) Jack C. Chen, our President; (iii) Justin K. Macedonia, our Senior Vice President and General Counsel; and (iv) Steven J. Heller, our Chief Financial Officer. In January 2001, the employment agreements with Messrs. Espuelas and Chen were amended.

    The agreements with Messrs. Espuelas and Chen provide each of them with an initial annual base salary of $350,000, with automatic salary increases effective each January 1, commencing in 2002, of not less than 10% over the previous year's base salary, and an annual bonus of not less than $150,000, subject to meeting certain performance targets. The agreements with Messrs. Macedonia and Heller provide for initial annual base salaries of $230,000 and $200,000, respectively, with automatic salary increases effective each January 1 of not less than 10% over the previous year's base salary. The agreement with Mr. Macedonia provides for a bonus of at least $75,000.

    The agreements with Messrs. Espuelas, Chen, Macedonia and Heller make available lines of credit from the Company to each executive, up to
(i) $4,000,000 for Messrs. Espuelas and Chen, with interest accruing at 6.75%,
(ii) $1.3 million for Mr. Macedonia, with interest accruing at 7% and
(iii) $2 million for Mr. Heller, with interest accruing at 7%. Under the agreements with Messrs. Espuelas and Chen, (i) the Company will forgive up to $1,000,000 in outstanding principal, together with accrued but unpaid interest thereon, if the Company experiences a change of control in its ownership,
(ii) if the Company experiences a change of control in its ownership, each executive has the right to require the Company to purchase 1,000,000 shares of common stock at a price per share equal to the fair market value on the date of such change of control, (iii) as of May 31, 2002, the Company has the right to require each executive to sell to the Company a sufficient number of shares of common stock, at a price per share of the greater of $6 and the fair market value on the date of the call notice, to pay off outstanding principal amounts. Under the agreement with Messrs. Macedonia and Heller, the Company will forgive up to $500,000 and any interest thereon under the line of credit, with one-third of such amount to be forgiven by the Company in each of the next three years.

    Messrs. Espuelas, Chen, Macedonia and Heller are eligible under their respective agreements to receive a bonus if the Company experiences a change of control in its current ownership and the executive were to remain employed for one year following such an event. Messrs. Espuelas and Chen would each receive a payment equal to 300% of the amount of his then current annual salary and the most recent bonus paid to him, and Messrs. Macedonia and Heller would receive a payment equal to 100% of such amount. In the event of a change of control, Mr. Heller's outstanding options would also become fully exercisable and vested, unless certain accounting consequences would result for the Company. Each of the above executives will also receive a $50,000 bonus if an outside source were to contribute $50 million to the Company.

    Each employment agreement described above provides that, if the executive is terminated by us without "due cause" or he terminates his employment with us for "good reason," the executive will be entitled to receive from the Company:

    - payment of any unpaid base salary and bonus amounts that have accrued through the termination date;

    - a termination payment of 200% of the executive's then current annual base salary and the most recent bonus paid to the executive, unless the termination occurs after a change of control in the current ownership of the Company, in which case the termination payment will be 300% of such amounts;

    - forgiveness of $1,000,000, in the case of Messrs. Espuelas and Chen, or forgiveness of 50%, in the case of Messrs. Macedonia and Heller, of any unpaid credit, together with accrued but unpaid interest thereon, issued to the executive;

    - the ability, within the following 12 months, to exercise any vested stock options having a strike price of more than $.50 per share; and

    - health benefits for one year following the termination date.

    In the event that severance or other amounts payable under such employment agreements or any other plan or arrangement of the Company would constitute "excess parachute payments" within the meaning of Section 280G of the Code, and as a result, be subject to an excise or similar purpose tax pursuant to
Section 4999 of the Code, the Company will pay to the executive such additional compensation as is necessary (after taking into account all Federal, state and local taxes, including excise taxes, payable by the executive as a result of the receipt of such additional compensation) to place the executive in the same after tax position he would have been in had no such excise tax (or interest or penalties thereon) been paid or incurred.

    Under each employment agreement, if we terminate the executive for due cause, the executive will be prohibited from competing with us for a period of one year from the date of his termination of employment.

    Each executive is entitled to participate in our stock option plans as well as all health, welfare and other benefit plans provided by us to key executive employees. The Company has also agreed to indemnify each executive for all liabilities relating to their status as officers or directors, as the case may be, and any actions committed or omitted by them in this capacity, to the maximum extent permitted by the laws of the State of Delaware.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board of Directors regarding the Company's compensation policies and all terms of compensation to be provided to our executive officers and directors. In addition, the Compensation Committee reviews the policies underlying bonuses and stock compensation arrangements for all of our other employees. The Board of Directors has reviewed and is in accord with the compensation paid to executive officers in the 2000 Fiscal Year.

    GENERAL COMPENSATION POLICY. The Company's compensation philosophy and policy is intended to attract and retain top managerial talent to lead the Company through the use of competitive compensation packages that seek to motivate superior performance and align the financial interests of management with those of stockholders of the Company. Consistent with this philosophy, the Compensation Committee believes that the total compensation awarded should be concentrated in equity-based incentives to link the interests of executives more closely with the interests of the Company's stockholders. In determining the level of executive compensation, the Compensation Committee evaluates whether the compensation awarded to an executive is competitive with compensation awarded to executives holding similar positions within and outside the industry, combined with an evaluation of the executive's individual performance.

    The elements of total compensation for the Company's executive officers include annual salary, annual performance bonus and long-term stock-based incentives. In general, each year the Compensation Committee reviews base salaries for executive officers for appropriateness, establishes performance factors, based on individual and Company-wide performance. The Committee believes that the use of long-term incentives provided through stock options grants to incentivise senior executives and further link the interests of these individuals who lead the Company with those of the Company's stockholders is crucial to the future success of the Company and the long-term creation of stockholder value. To this end, the Company granted stock options covering 5,030,000 shares of the Company's Common Stock to executive officers in the 2000 Fiscal Year. In considering the number of options to be granted, the Compensation Committee may consider a number of factors, including unvested options held by an executive officer, although it does not adhere to specific guidelines as to the relative option holdings of the Company's executive officers.

    In recognition of the significant contribution of the officers to the success of the Company, and in order to ensure the continued retention of these key employees into the future, the Company has entered into employment agreements with certain of our executive officers. The compensation package set forth in each agreement reflects the Compensation Committee's compensation philosophy and policy as described above. See "Employment Contracts."

    CEO COMPENSATION. Consistent with the Compensation Committee's general compensation philosophy for the Company's executives, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent, and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

    The base salary established for Mr. Espuelas on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors. In accordance with these objectives, Mr. Espuelas received a base salary of $165,000 and a bonus of $300,000 for the 2000 Fiscal Year.

    During the 2000 Fiscal Year, the Committee reviewed the status of Mr. Espuelas' option holdings based on a review of option holdings by individuals in comparable positions in comparable companies, and based on a desire to maximize stockholder value by directly linking Mr. Espuelas' compensation to the achievement of a higher stock price for the Company's common stock. Accordingly, Mr. Espuelas was granted options to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $3.00 per share.

    In recognition of the significant contribution of Mr. Espuelas to the success of the Company, and in order to ensure the continued retention of Mr. Espuelas into the future, the Company has entered into an employment agreement. The compensation package set forth in the agreement reflects the Compensation Committee's compensation philosophy and policy as described above. See "Employment Contracts."

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to the Company's executive officers for the 2000 Fiscal Year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal year 2001 will exceed that limit. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

THE COMPENSATION COMMITTEE:

FREDERICK R. WILSON, MEMBER
GERARDO M. ROSENKRANZ, MEMBER

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS BY US UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE IT BY REFERENCE IN SUCH FILING.

    The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

    In this context, the Audit Committee hereby reports as follows:

        1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

        2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61, as amended.

        3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence.

        4. Based on the review and discussion referred to in paragraphs
    (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers. The undersigned members of the Audit Committee have submitted this Report to the Board of Directors:

THE AUDIT COMMITTEE:

DOUG KARP, MEMBER
FRED WILSON, MEMBER

                               PERFORMANCE GRAPH

    The following graph compares the cumulative return on shares of the Company's Common Stock to such return for the Nasdaq National Market (U.S.) Index and the J.P. Morgan H&Q Internet Index, for the period commencing on May 25, 1999 (the date on which the Company's Common Stock first traded on the Nasdaq National Market) and ending on December 31, 2000, assuming (i) $100 was invested on May 25, 1999 and (ii) reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 DATES   STARMEDIA NETWORK  JPMORGAN H&Q INTERNET  NASDAQ STOCK MARKET - U.S.
5/25/99                100                    100                         100
May-99               392.5                 108.12                       97.23
Jun-99               427.5                 116.88                      105.98
Jul-99               287.5                 103.09                      104.07
Aug-99              257.92                 108.53                      108.47
Sep-99              244.79                 120.14                      108.62
Oct-99              191.67                 132.84                      117.32
Nov-99              198.33                 167.42                      131.59
Dec-99              267.08                 232.57                      160.54
Jan-00              214.17                 218.05                      154.59
Feb-00              313.33                 277.22                      183.98
Mar-00              200.42                 242.92                      180.19
Apr-00              145.83                 183.07                      151.56
May-00              119.58                 154.01                      133.28
Jun-00              125.83                 180.21                      156.68
Jul-00              100.83                 168.96                      148.19
Aug-00               56.67                 196.03                      165.71
Sep-00                  50                 173.36                      144.18
Oct-00               40.83                 146.88                      132.32
Nov-00               20.83                  97.94                      101.91
Dec-00                12.6                  89.48                       96.51

                           RELATED PARTY TRANSACTIONS

    It is our current policy that all transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested directors, are on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us. Each of the transactions described below was approved in accordance with this policy.

    During the 2000 Fiscal Year, the Company acquired a non-controlling 50% interest in Gratis1 ("G1"), which was subsequently reduced to approximately 48%. The owners of G1 also included J.P. Morgan Partners (SBIC), L.L.C., whose general partner is J.P. Morgan Partners, of which Ms. Susan Segal is the general partner, The Flatiron Fund 2000 LLC and the Flatiron Associates II LLC, each of which Mr. Fred Wilson is the managing member. J.P. Morgan Partners (SBIC), L.L.C., The Flatiron Fund 2000 LLC and the Flatiron Associates II LLC (the "Lenders") purchased debt securities from G1 in an aggregate amount of $17,300,000. Approximately $10,300,000 of such securities were backed by a limited guaranty by the Company, payable in its common stock. In January 2001, G1 ceased operations and in February 2001, the Company issued to the Lenders common stock with a market value of approximately $4,500,000 pursuant to the guaranty of $7,000,000 of such securities. The Company estimates that it will issue additional common stock with a market value of approximately $3,300,000 with respect to the remaining debt securities. With respect to the $7,000,000 of such debt securities not subject to such limited guarantee, in the event of a change of control of the Company, the Lenders would have the right to put (and the Company would have a corresponding right to call) such securities to the Company for shares of its common stock or merger consideration, as the case may be, at their fair market value for the face amount of such debt securities plus a 25% annualized return.

    During the 2000 Fiscal Year, the Company generated approximately
$2.6 million of advertising revenue and $1.4 million of software and consulting services revenue from G1.

    On March 30, 2001, the Company agreed to acquire certain assets of Obsidiana, Inc. in exchange for 1,125,000 shares of the Company's common stock. The acquired assets include Obsidiana's content library, its key trademarks and domain names, and certain fixed assets located in the United States, Mexico and Argentina. The transaction is subject to customary closing conditions and is expected to close during the second fiscal quarter. The stockholders of Obsidiana include J.P. Morgan Partners (SBIC), LLC and The Flatiron Fund 2000 LLC.

    The Company has made available lines of credit to the following executives:
Fernando J. Espuelas, our Chief Executive Officer and Chairman of the Board; Jack C. Chen, our President; Justin K. Macedonia, our Senior Vice President and General Counsel; Steven J. Heller, our Chief Financial Officer; Francisco A. Loureiro, our Chief Operating Officer; and Adriana Kampfner, the President of StarMedia de Mexico and our Senior Vice President of Global Sales. The balances outstanding for each of the above persons as of December 31, 2000 are as follows:

Due from the Chairman and Chief Executive Officer, bearing
  interest at 6.75%.........................................  $  649,000
Due from the Chief Financial Officer, bearing interest at
  7.0%, up to $500,000 of loan balance and interest will be
  forgiven by the Company ratably over three years..........  $1,991,000
Due from President, StarMedia de Mexico and Senior Vice
  President, Global Sales, bearing interest at 7.0%, due in
  December 2001.............................................  $1,058,000
Due from the Chief Operating Officer, bearing interest at
  10%, due on May 22, 2001..................................  $  500,000
Due from the Senior Vice President, General Counsel, bearing interest at 7.0%, up to $500,000 of loan balance and
  interest will be forgiven by the Company ratably over
  three years...............................................  $  365,000
                                                              ----------
Total.......................................................  $4,563,000
                                                              ==========

    These loans are secured to the extent permitted by Regulation U under the Securities Exchange Act of 1934, as amended, and are otherwise non-recourse to the borrower. Under the respective terms of their loan and employment agreements, the loans provided to the Chairman and Chief Executive Officer, the Chief Financial Officer, and the Senior Vice President, General Counsel will become due and payable within 30 days if the Company terminates their employment for cause or they terminate their employment without good reason, or within 60 days if their employment is terminated due to disability. The Company will forgive the loan to the Chairman and Chief Executive Officer in full if the Company terminates his employment without cause or he terminates his employment with good reason, or in the event of a change in control of the Company. In the case of the Chief Financial Officer or the Senior Vice President, General Counsel, the Company will forgive half of the loan amounts made if the Company terminates their employment without cause or they terminate their employment with good reason. The loan provided to the President, StarMedia de Mexico and Senior Vice President, Global Sales becomes due and payable within 30 days of the termination, for any reason, of her employment with the Company. Loans that are intended to be forgiven over the term of employment are being charged to compensation expense on a straight-line basis over the forgiveness period.

                                                       By Order of the Board of Directors,

                                                            /s/ Fernando J. Espuelas
                                                            Fernando J. Espuelas
                                                            CHAIRMAN OF THE BOARD OF DIRECTORS
                                                            AND CHIEF EXECUTIVE OFFICER

New York, New York
May 1, 2001

                                                                       EXHIBIT A

                STARMEDIA NETWORK, INC. AUDIT COMMITTEE CHARTER

ORGANIZATION

    There shall be an Audit Committee of the Board of Directors composed of such number of directors as the Board of Directors may determine from time to time, each of whom shall be financially literate and shall otherwise comply with the independence requirements of the Nasdaq National Market. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise and one of the members of the Audit Committee shall be elected Committee Chairman by the Board of Directors.

STATEMENT OF POLICY

    The Audit Committee shall assist the Board of Directors in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports. The Audit Committee shall endeavor to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors, and the financial management.

    The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the Company's proxy statement).

    The Committee should have a clear understanding with the independent auditors that the independent auditors must maintain an open and transparent relationship with the Committee and that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

RESPONSIBILITIES

    The Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality.

    In carrying out its responsibilities, the Audit Committee shall:

    - Meet at least four times a year, or more often if circumstances so require.

    - Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. In addition, the Audit Committee shall review the extent of non-audit services provided by the independent auditors in relation to the objectivity needed in the independent audit and recommend that the Board of Directors take appropriate action in response to the independent auditors' written statement to satisfy the Board of Directors as to the independent auditors' independence.

    - Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements.

    - Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion review the audit with the Audit Committee. Upon completion of the audit and following each interim review of the Company's financial statements, the Audit Committee should also discuss with the independent auditors all matters required to be communicated to the Audit Committee under generally accepted auditing standards, including the judgments of the independent auditors with respect to the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the financial statements.

    - Review with the independent auditors, the internal auditor, and the financial and accounting personnel, the adequacy of the accounting and financial controls, and elicit any recommendations for improvement or particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

    - Review the internal audit function of the Company including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

    - Receive before each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

    - Review the financial statements contained in the annual report with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any year-to-year changes in accounting principles or practices should be reviewed.

    - Provide sufficient opportunity at each meeting for the internal and independent auditors to meet with the committee without management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the financial, accounting, and auditing personnel, and their cooperation during the audit.

    - Review accounting and financial personnel and succession planning.

    - Submit the minutes of its meetings to, or discuss the matters discussed at each committee meeting with, the Board.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

                            STARMEDIA NETWORK, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--JUNE 8, 2001
       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

    The undersigned stockholder of StarMedia Network, Inc. hereby appoints Fernando J. Espuelas, Chief Executive Officer, and Jack C. Chen, President, and each of them, with full power of substitution in each, proxies to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of StarMedia Network, Inc. to be held at the Tribeca Grand Hotel, 2 Avenue of the Americas, New York, New York, on June 8, 2001, at 1:00 p.m. Eastern Standard Time, or any adjournment thereof.

1.  Election of Directors--Marie-Josee Kravis and Frederick R. Wilson

--------------------------------------------------------------------------------
   (Except nominee(s) written above)

         / /  FOR         / /  WITHHOLD ALL         / /  FOR ALL EXCEPT
INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided above.

2.  RATIFICATION OF ACCOUNTANTS

            / /  FOR            / /  AGAINST            / /  ABSTAIN

   proposal to ratify the selection of Ernst & Young LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS AND "FOR" PROPOSAL 2.

VOTE BY TELEPHONE OR INTERNET

TO ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONE OR THE                Please date and sign exactly as your name appears on
INTERNET, PLEASE CALL 1-800-454-8683 OR LOG ON TO                    the envelope in which this material was mailed. If
WWW.PROXYVOTE.COM AND FOLLOW THE APPLICABLE INSTRUCTIONS.            shares are held jointly, each stockholder should
                                                                     sign. Executors, administrators, trustees, etc.
                                                                     should use full title and, if more than one, all
                                                                     should sign. If the stockholder is a corporation,
                                                                     please sign full corporate name by an authorized
                                                                     officer. If the stockholder is a partnership, please
                                                                     sign full partnership name by an authorized person.

                                                                                  Signature(s) of Stockholder

                                                                                                                    Dated: